                                                                    Exhibit 99.1

                                                                   Press Release
[SEMINIS LOGO]                                                      SEMINIS INC.
--------------------------------------------------------------------------------

                                                                        CONTACT:
                                                                  Enrique Osorio
                                                                    805-647-1572
                                                      enrique.osorio@seminis.com

                                                                  Patrick Turner
                                                                    805-647-1572
                                                      patrick.turner@seminis.com

              SEMINIS REPORTS SECOND QUARTER AND SIX MONTH RESULTS

OXNARD, Calif. -- May 13, 2003 - Seminis, Inc., the world's largest developer, producer and marketer of vegetable and fruit seeds, yesterday reported final results for the three-month and six-month periods ended March 28, 2003. The company released preliminary second quarter results late last month due to filing requirements of its majority shareholder, Savia S.A. de C.V.

RESULTS FOR THE THREE-MONTH PERIOD ENDED MARCH 28, 2003

As previously announced, net sales for the three months ended March 28, 2003 were $159.0 million compared to $152.3 million for the same period last year. This represents an increase of 4.4% from the same period last year. The increase was primarily due to increased sales in Europe, the Middle East and Africa as a result of favorable exchange rate fluctuations in the region.

Gross profit increased to $101.0 million or 63.5% of sales compared to $95.9 million or 62.9% for the same period last year. This increase was primarily due to the successful implementation of new pricing strategies and product mix optimization.

Operating expenses in the reported period increased by $5.2 million to $63.6 million, compared to $58.4 million for the same period last year, an increase of 8.9%. This increase was primarily due to an employee severance accrual as well as increases in legal and administrative fees related to the transaction proposed by Savia S.A. de C.V. and Fox Paine & Company, LLC in December 2002.

Operating income for the period was $39.0 million compared to $41.8 million for the same period last year, a decrease of $2.9 million or 6.8%. This change differs from the 3.1% or $1.2 million dollar increase highlighted in the preliminary results published April 30, 2003 due to a reclassification of a gain related to the divestiture of a non-core business in fiscal year 2002 that was previously classified as non-operating income.

Net income for the period was $24.0 million compared to $25.7 million during the same quarter last year. Net income available for common shareholders was $19.4 million or $0.30 per share compared to $21.0 million or $0.34 per share during the same period last year.

The total outstanding syndicated bank debt as of March 28, 2003 was $223.3 million compared to $258.7 million as of March 29, 2002, a reduction of $35.4 million or 11.1%.
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Seminis Chairman and Chief Executive Officer, Mr. Alfonso Romo, commented:
"These results are a testament to the strong fundamentals of the Seminis business model and the financial soundness of the company. We continue to improve our cash flow generation capabilities while at the same time reducing our bank debt. In fact, we continue to earn the confidence of our creditors by meeting and exceeding our financial covenants. Our team has a clear sense of direction, and we have focused our attention on growing the business."

RESULTS FOR THE SIX-MONTH PERIOD ENDING MARCH 28, 2003

Total sales for the six months ended March 28, 2003 increased 3.1% to $239.6 million from $232.4 million during the same period last year. Net seed sales reached $230.8 million during the six-month period, an increase of 4.0% compared to $221.9 million for the same period of last year. The increase was primarily due to favorable currency fluctuations.

Gross profit for the period increased to 63.2%, from 62.7% for the same period last year, partly due to the previously stated new pricing strategies and improved product mix.

Total operating expenses for the period increased by 2.8% to $121.6 million, from $118.3 million for the same period last year, primarily due to the previously mentioned increase in operating expenses during the three-month period ended March 28,2003.

Operating income for the period decreased to $30.9 million, down 5.3% from $32.6 million for the same period last year.

Net income available to common shareholders for the period was $3.1 million or $0.05 per share compared with a net loss available to common shareholders of $2.9 million, or $0.05 per share for the same period year. The increase in net income available to shareholders was primarily due to an overall increase in profitability as well as favorable currency.

Total outstanding syndicated bank debt was reduced by $6.4 million during the six months ended March 28, 2003.

Mr. Romo said: "With a stronger balance sheet, we can continue to extend our reach into new markets, such as Asia, and further consolidate our leadership position in Europe and North America. Our R&D organization continues to drive innovations in our industry, offering new opportunities for Seminis and the food industry as well as healthier, more nutritious, and more convenient products for consumers. "

ABOUT SEMINIS

Seminis, Inc. is the largest developer, producer and marketer of vegetable and fruit seeds in the world. The company uses seeds as the delivery vehicle for innovative agricultural technology. Its products are designed to reduce the need for agricultural chemicals, increase crop yield, reduce spoilage, offer longer shelf life, create better tasting foods and foods with better nutritional content. Seminis has established a worldwide presence and global distribution network that spans 150 countries and territories.

Safe Harbor Statement: All statements in this press release other than statements of historical facts are "forward-looking" statements, including without limitation statements regarding the company's financial position, business strategy, plans, and objectives of management and industry conditions. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The following factors, among others, may affect the company's actual results and could cause such results to differ materially from those expressed in any forward-looking statements made by or on behalf of the company: competitive factors, agribusiness risks, governmental and economic risks associated with foreign operations, commercial success of new products, proprietary protection of and advances in technology, possible need for additional financing. Further information on the factors that could affect the company's financial results is contained in the company's latest 10-K filed with the Securities and Exchange Commission.

                              <<TABLES TO FOLLOW>>
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                                  SEMINIS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                            AS OF            AS OF
                                                                           MARCH 28,      SEPTEMBER 30,
                                                                             2003             2002
                                                                             ----             ----
                                                                          (UNAUDITED)
ASSETS:
Current assets
      Cash and cash equivalents                                            $ 34,901        $ 36,805
      Accounts receivable, net                                              178,788         140,315
      Inventories                                                           271,174         272,527
      Prepaid expenses and other current assets                               4,876           2,427
                                                                           --------        --------
        Total current assets                                                489,739         452,074
Property, plant and equipment, net                                          161,547         168,729
Goodwill, net                                                                97,578          98,931
Intangible assets, net                                                       56,520          61,872
Other assets                                                                 22,884          18,391
                                                                           --------        --------
                                                                           $828,268        $799,997
                                                                           ========        ========

LIABILITIES, MANDATORILY REDEEMABLE STOCK AND STOCKHOLDERS' EQUITY:
Current liabilities
      Short-term borrowings                                                $ 40,990        $ 28,532
      Current maturities of long-term debt                                  226,720          21,709
      Accounts payable                                                       31,375          38,179
      Accrued liabilities                                                   108,667          98,624
                                                                           --------        --------
        Total current liabilities                                           407,752         187,044
Long-term debt                                                               15,379         228,293
Deferred income taxes                                                        16,503          15,753
Minority interest in subsidiaries                                             1,436           1,902
                                                                           --------        --------
        Total liabilities                                                   441,070         432,992
                                                                           --------        --------
Commitments and contingencies
        Total mandatorily redeemable stock                                   30,500          29,500
                                                                           --------        --------
        Total stockholders' equity                                          356,698         337,505
                                                                           --------        --------
                                                                           $828,268        $799,997
                                                                           ========        ========

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                                  SEMINIS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  FOR THE THREE MONTHS ENDED           FOR THE SIX MONTHS ENDED
                                                                    MAR 28,           MAR 29,           MAR 28,          MAR 29,
                                                                    -------           -------           -------          -------
                                                                    2003               2002              2003             2002
                                                                    ----               ----              ----             ----
                                                                 (Unaudited)       (Unaudited)       (Unaudited)       (Unaudited)
Net sales                                                         $ 159,001         $ 152,309         $ 239,617         $ 232,388
Cost of goods sold                                                   58,008            56,458            88,241            86,744
                                                                  ---------         ---------         ---------         ---------
            Gross profit                                            100,993            95,851           151,376           145,644
                                                                  ---------         ---------         ---------         ---------
Research and development expenses                                    10,953             9,611            22,378            21,510
Selling, general and administrative expenses                         48,637            44,621            91,337            88,528
Amortization of intangible assets                                     3,966             4,144             7,893             8,302
                                                                  ---------         ---------         ---------         ---------
Total operating expenses                                             63,556            58,376           121,608           118,340
                                                                  ---------         ---------         ---------         ---------
Gain on sale of assets                                                1,537             4,359             1,091             5,275
                                                                  ---------         ---------         ---------         ---------
Income from operations                                               38,974            41,834            30,859            32,579

Other expense
       Interest expense, net                                         (8,445)           (6,932)          (14,935)          (14,102)
       Other, net                                                       529            (3,066)              476            (4,652)
                                                                  ---------         ---------         ---------         ---------
            Total non-operating expense                              (7,916)           (9,998)          (14,459)          (18,754)
                                                                  ---------         ---------         ---------         ---------
Income before income taxes                                           31,058            31,836            16,400            13,825
Income tax expense                                                   (7,018)           (6,182)           (4,140)           (7,482)
                                                                  ---------         ---------         ---------         ---------
Net income                                                           24,040            25,654            12,260             6,343
Preferred stock dividends                                            (4,661)           (3,497)           (9,184)           (6,927)
Additional capital contribution dividends                                --            (1,164)               --            (2,303)
                                                                  ---------         ---------         ---------         ---------
Net income (loss) available for common stockholders               $  19,379         $  20,993         $   3,076         $  (2,887)
                                                                  =========         =========         =========         =========
Net income (loss) available for common stockholders
  per common share:
                                                                  ---------         ---------         ---------         ---------
        Basic                                                     $    0.30         $    0.34         $    0.05         $   (0.05)
                                                                  =========         =========         =========         =========

                                                                  ---------         ---------         ---------         ---------
        Diluted                                                   $    0.29         $    0.33         $    0.05         $   (0.05)
                                                                  =========         =========         =========         =========

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                                  SEMINIS INC.
                                 NET SEED SALES
                    CURRENCY STATED AT ACTUAL EXCHANGE RATES
                                (IN US MILLION $)

                                   SECOND QUARTER ENDED                         SIX MONTHS ENDED
                                   --------------------                         ----------------
                            FY 2003      FY 2002       % CHANGE       FY 2003        FY 2002      % CHANGE
                            -------      -------       --------       -------        -------      --------
North America               $ 53.0        $ 53.3         -0.5%         $ 84.9        $ 85.7         -0.9%
EUROPE & MIDDLE EAST          74.2          63.7         16.5%          106.5          90.1         18.2%
FAR EAST                      17.7          21.0        -16.0%           26.8          31.5        -15.0%
SOUTH AMERICA                  8.3           8.8         -5.8%           12.6          14.5        -13.5%
                            ------        ------        ------         ------        ------        -----
TOTAL SEED SALES            $153.3        $146.9           4.4%        $230.8        $221.9          4.0%
                            ======        ======        ======         ======        ======        =====